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                                  EXHIBIT 5.1

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                March 14, 2000


Kana Communications, Inc.
740 Bay Road
Redwood City, California 94063

          Re: Kana Communications, Inc. - Registration Statement for Offering of 4,038,941 Shares of Common Stock

Dear Ladies and Gentlemen:

          We have acted as counsel to Kana Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 4,038,941 shares of the Company's common stock (the "Shares") for issuance in the aggregate under the Kana Communications, Inc. Special Stock Option Plan, 1999 Stock Incentive Plan, and 1999 Employee Stock Purchase Plan(the "Plans").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements, stock issuance agreements or stock purchase agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

          This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.



                              Very truly yours,

                              /s/ BROBECK, PHLEGER & HARRISON LLP

                              BROBECK, PHLEGER & HARRISON LLP